EXHIBIT 4.1

FIRST AMENDMENT
TO THE
RIGHTS AGREEMENT

This FIRST AMENDMENT TO THE RIGHTS AGREEMENT, dated as of December 12, 2011 (this “Amendment”), to the Rights Agreement, dated as of June 1, 2006 (the “Rights Agreement”), is by and between Synovis Life Technologies, Inc., a Minnesota corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company (the “Rights Agent”).  All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

WHEREAS, the Company intends to enter into an Agreement and Plan of Merger, dated as of December 12, 2011, (the “Merger Agreement”), among the Company, Baxter International Inc., a Delaware corporation (“Parent”), and Twins Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Parent; and

WHEREAS, on December 12, 2011, the Board of Directors of the Company unanimously authorized an amendment of the Rights Agreement to render the Rights Agreement inapplicable with respect to the transactions contemplated by the Merger Agreement and authorized and directed the officers of the Company to execute and deliver to the Rights Agent (i) such an amendment and (ii) an officer’s certificate stating that this Amendment has been so authorized and that the Company and this Amendment are in compliance with the terms of Section 27 of the Rights Agreement.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the Company and the Rights Agent agree to amend the Rights Agreement as follows:

1.  Amendment of Section 1.

(a)           Section 1 of the Rights Agreement is supplemented to add the following definitions:

“Merger” shall have the meaning given to such term in the Merger Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of December 12, 2011, among the Company, Baxter International Inc., a Delaware corporation (“Parent”), and Twins Merger Sub, Inc., a Minnesota corporation and wholly owned subsidiary of Parent (“Merger Sub”) (as such agreement is amended, supplemented, modified or replaced from time to time).

“Voting Agreements” shall have the meaning given to such term in the Merger Agreement.

(b)           The definition of “Acquiring Person” in Section 1 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their respective Affiliates or Associates shall be deemed to be an Acquiring Person, either individually or collectively, as a result of (i) the approval, execution or delivery of, or consummation or performance of the transactions contemplated under, the Merger Agreement or the Voting Agreements, including, without limitation, the Merger, (ii) the acquisition of, or right or obligation to acquire, beneficial ownership of Common Shares as a result of the execution of the Merger Agreement, (iii) the conversion of Common Shares into the right to receive the Per Share Merger Consideration (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement or (iv) the announcement of the Merger or any of the foregoing.”

(c)           The definition of “Distribution Date” in Section 1 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, no Distribution Date shall be deemed to have occurred as a result of (i) the approval, execution or delivery of, or consummation or performance of the transactions contemplated under, the Merger Agreement or the Voting Agreements, including, without limitation, the Merger, (ii) the acquisition of, or right or obligation to acquire, beneficial ownership of Common Shares as a result of the execution of the Merger Agreement, (iii) the conversion of Common Shares into the right to receive the Per Share Merger Consideration (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement or (iv) the announcement of the Merger or any of the foregoing.”

(d)           The definition of “Stock Acquisition Date” in Section 1 of the Rights Agreement is hereby amended by adding as the final sentence thereto the following:

“Notwithstanding anything in this Agreement to the contrary, no Stock Acquisition Date shall be deemed to have occurred as a result of (i) the approval, execution or delivery of, or consummation or performance of the transactions contemplated under, the Merger Agreement or the Voting Agreements, including, without limitation, the Merger, (ii) the acquisition of, or right or obligation to acquire, beneficial ownership of Common Shares as a result of the execution of the Merger Agreement, (iii) the conversion of Common Shares into the right to receive the Per Share Merger Consideration (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement or (iv) the announcement of the Merger or any of the foregoing.”

2.  Amendment of Section 13(a).  Section 13(a) of the Rights Agreement is hereby amended by adding the following at the end of Section 13(a):

“Notwithstanding anything in this Agreement to the contrary, this Section 13 shall not be triggered as a result of (i) the approval, execution or delivery of, or consummation or performance of the transactions contemplated under, the Merger Agreement or the Voting Agreements, including, without limitation, the Merger, (ii) the acquisition of, or right or obligation to acquire, beneficial ownership of Common Shares as a result of the execution of the Merger Agreement, (iii) the conversion of Common Shares into the right to receive the Per Share Merger Consideration (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement or (iv) the announcement of the Merger or any of the foregoing.”

3.  Amendment of Section 23.  Section 23 of the Rights Agreement is hereby amended by adding the following as paragraph (g) thereof:

“(g)           Notwithstanding anything in this Agreement to the contrary, this Agreement shall automatically terminate (without any further action of the parties hereto) and be of no further force and effect immediately prior to the Effective Time (as defined in the Merger Agreement) and the Rights shall thereupon automatically expire and be canceled without the payment of any consideration to the holders of the Rights, including, without limitation, the Redemption Price, and such time shall be deemed to be the Expiration Date for all purposes hereunder.  No holder of Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to, this Agreement, as a result of  (i) the approval, execution or delivery of, or consummation or performance of the transactions contemplated under, the Merger Agreement or the Voting Agreements, including, without limitation, the Merger, (ii) the acquisition of, or right or obligation to acquire, beneficial ownership of Common Shares as a result of the execution of the Merger Agreement, (iii) the conversion of Common Shares into the right to receive the Per Share Merger Consideration (as such term is defined in the Merger Agreement) in accordance with the Merger Agreement or (iv) the announcement of the Merger or any of the foregoing.”

4.  Effectiveness; Certification.  This Amendment shall be deemed effective as of the date first written above (and in any case not later than immediately prior to the execution and delivery of the Merger Agreement).  Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.  The officer of the Company executing this Amendment hereby certifies to the Rights Agent, for and on behalf of the Company, but without personal liability, that the amendment to the Rights Agreement set forth in this Amendment is in compliance with Section 27 of the Rights Agreement, and the certification contained in this Section 4 shall constitute the certification required by Section 27 of the Rights Agreement.

5.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Minnesota.

6.  Counterparts.  This Amendment may be executed in any number of counterparts (including by means of telecopied signature pages or signature pages in “pdf” or similar format sent as an attachment to an electronic mail message), and each of such counterparts shall be deemed to be an original, and all such counterparts shall together constitute one and the same agreement.

7.  Notice.  The Rights Agent and the Company hereby waive any notice requirement with respect to each other under the Rights Agreement, if any, pertaining to the matters covered by this Amendment.

8.  Severability.  The terms, provisions, covenants or restrictions of this Amendment shall be deemed severable and the invalidity or unenforceability of any term, provision, covenant or restriction shall not affect the validity or enforceability of the other term, provision, covenant or restriction hereof. If any term, provision, covenant or restriction of this Amendment, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable term, provision, covenant or restriction shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable term, provision, covenant or restriction and (b) the remainder of this Amendment and the application of such term, provision, covenant or restriction to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such term, provision, covenant or restriction, or the application thereof, in any other jurisdiction.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Rights Agreement to be duly executed, all as of the date and year first above written.

SYNOVIS LIFE TECHNOLOGIES, INC.

/s/ Richard W. Kramp
Name: Richard W. Kramp
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent

/s/ Paula Caroppoli
Name: Paula Caroppoli
Title: Senior Vice President